UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2025

Xenia Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36594	20-0141677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801
(Address of Principal Executive Offices)

(407) 246-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	XHR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item       2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on November 4, 2024, Xenia Hotels & Resorts, Inc.'s ("We" or "Xenia" or "the Company") wholly owned subsidiary, XHR LP (the "Borrower"), amended and restated the credit agreement governing its corporate credit facilities to replace the credit facilities outstanding thereunder with a new $825 million senior unsecured credit facility comprised of a $500 million revolving line of credit (the "Revolving Credit Facility"), a $225 million term loan (the "2024 Initial Term Loan"), and a $100 million delayed draw term loan commitment ("2024 Delayed Draw Term Loan Commitment"), pursuant to an amended and restated revolving credit and term loan agreement with a syndicate of bank lenders, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto (the "Amended and Restated Credit Agreement").

The 2024 Delayed Draw Term Loan Commitment is available until February 4, 2025. As of December 31, 2024, no amounts had been funded under the 2024 Delayed Draw Term Loan Commitment. On January 30, 2025, we borrowed the full $100 million available under the 2024 Delayed Draw Term Loan Commitment (the "2024 Delayed Draw Term Loan" and together with the 2024 Initial Term Loan, the "2024 Term Loans"), so that a total of $325 million of 2024 Term Loans is currently outstanding under the Amended and Restated Credit Agreement.

The interest rate and maturity date applicable to the 2024 Delayed Draw Term Loan are the same as the interest rate and maturity, respectively, applicable to the 2024 Initial Term Loan. The 2024 Delayed Draw Term Loan is subject to the covenants and events of default under the Amended and Restated Credit Agreement.

The Company used the borrowings under the 2024 Delayed Draw Term Loan to repay amounts currently outstanding under the Revolving Credit Facility and intends to use the remainder for general corporate purposes. The remaining proceeds from the 2024 Delayed Draw Term Loan are currently being held on the Company's balance sheet. In accordance with the terms of the Amended and Restated Credit Agreement, the proceeds from the 2024 Delayed Draw Term Loan may in the future be used to refinance other indebtedness and for general working capital purposes.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is attached to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2024 as Exhibit 10.1 and the Amended and Restated Parent Guaranty, which is also attached therein as Exhibit 10.2, each of which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels & Resorts, Inc.

Date: January 31, 2025	By:	/s/ Atish Shah
	Name:	Atish Shah
	Title:	Executive Vice President and Chief Financial Officer